EXHIBIT 4.15


               AMENDMENT NO. 5 TO CREDIT AGREEMENT

         AMENDMENT dated as of April 4, 1996, to the $2,200,000,000 Credit Agreement dated as of July 19, 1994 (as heretofore amended, the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto, the AGENTS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent.

                       W I T N E S S E T H:

         WHEREAS, the Borrower has advised the Banks that due to the David's Supermarkets Litigation (as defined below) it needs certain amendments of and waivers under the Credit Agreement and, subject to the terms and conditions hereof, the Banks party hereto are willing to agree to such amendments and waivers;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         SECTION 2. Amendments and Waivers of Sections 4.04(c) and 4.05 of the Credit Agreement. (a) Section 1.01 of the Credit Agreement is amended by adding a new definition reading as follows:

              "David's Supermarkets Litigation" means David's
    Supermarkets, Inc. v. Fleming Companies, Inc., et al., No. 246-93 (District Court, 18th Judicial District, Johnson County, Texas), including the verdict or any judgment entered therein or any payment of such judgment or in settlement thereof.

         (b)  The Banks hereby waive the requirements of clause (c) of
Section 3.01 of the Credit Agreement to the limited extent that the representations and warranties contained in Sections 4.04(c) and 4.05 of the Credit Agreement are not true solely on account of the David's Supermarkets Litigation, and any representation and warranty deemed made by the Borrower on or after the date hereof pursuant to Section 3.01 of the Credit Agreement shall be deemed qualified to such extent.

         (c) The Banks hereby waive any Default that may have occurred as a result of the Borrower at any time prior to the date hereof having made or been deemed to have made the representations and warranties set forth in Sections 4.04(c) and 4.05 of the Credit Agreement without qualification by reference to the David's Supermarkets Litigation.

         (d) The waivers set forth in Sections 2(b) and (c) (including the references to any representation and warranty made on or after the date hereof being deemed qualified) shall be effective solely during the period ending on the 30th day after the date on which a judgment on the verdict is entered in the David's Supermarkets Litigation, provided that such waivers shall thereafter be effective during any period during which the Borrower has made effective provision for a stay of enforcement of the judgment in the David's Supermarket Litigation.

         SECTION 3.  Waivers of Certain Liens.  (a) The Banks hereby waive
(i) any Default under any Operative Agreement that may occur as a result of any Lien existing in favor of the plaintiff in the David's Supermarket Litigation (A) in the nature of a garnishment against Receivables from Texas customers of the Borrower or any of its Subsidiaries or (B) arising by virtue of the filing of an abstract of a judgment in the David's Supermarket Litigation and (ii) the requirements of clause (c) of Section
3.01 of the Credit Agreement to the limited extent that any representation and warranty of the Borrower or a Subsidiary in the other Operative Agreements is not true solely on account of the existence of such Liens, and any representation and warranty deemed made by the Borrower on or after the date hereof pursuant to Section 3.01 of the Credit Agreement shall be deemed qualified to the extent set forth in clauses (i) and (ii).

         (b) The waivers set forth in Section 3(a) (including the references to any representation and warranty made on or after the date hereof being deemed qualified) shall be effective solely during the period ending on the 30th day after the date on which a judgment on the verdict is entered in the David's Supermarkets Litigation and thereafter shall not apply to any such Lien even if such Lien first arose during such period, provided that if on or before the last day of such period the Borrower has made effective provision for a stay of enforcement of the judgment in the David's Supermarkets Litigation, such waivers shall thereafter remain in effect during any period during which stay of enforcement is in effect.

         SECTION 4. Borrowings. The Borrower agrees that during the period from the date hereof to the earlier of (i) the date on which it has made effective provision for a stay of enforcement of the judgment in the David's Supermarkets Litigation and (ii) the 30th day after the date on which a judgment on the verdict is entered in the David's Supermarkets Litigation, it will not give any Notice of Borrowing for Tranche A Loans in an amount in excess of its actual cash needs in the ordinary course of business (net of other sources of funds available or expected to be available to it, including previous Borrowings, but not including any need in respect of the David's Supermarkets Litigation other than fees and expenses in connection with this Amendment and the Waiver dated as of April 1, 1996, and defense and appeal costs in connection with such Litigation) during the three-day period beginning with the related date of Borrowing, determined consistent with the Borrower's historical cash management practices and in light of any failure or projected failure of the Borrower to receive payment from Texas customers on account of Liens of the character described in Section 3(c), as certified in reasonable detail by the Borrower's Chief Financial Officer or Treasurer in a certificate accompanying such Notice of Borrowing.

         SECTION 5.  Amendment of Amount of Letter of Credit Commitment.
Section 1.01 of the Credit Agreement is hereby amended by changing the dollar amount set forth in the definition of "Letter of Credit Commitment" from "$200,000,000" to "$450,000,000".

         SECTION 6. Calculation of Certain Covenants. The Banks hereby agree that for purposes of calculating compliance with the covenants contained in Sections 5.07, 5.08 and 5.09 of the Credit Agreement, Consolidated Net Worth as at any date and Consolidated Net Income for any period shall be calculated on a pro-forma basis excluding (i) any charges taken for the Borrower's actual or contingent liability to make payment of the judgment in the David's Supermarkets Litigation (but not including any amount attributable to fees and expenses of the Borrower's counsel) and
(ii) expenses incurred in connection with this Amendment or the obtaining or maintaining of a supersedeas bond with respect to the David's Supermarkets Litigation.

         SECTION 7.  Amendment to Restricted Payments Covenant.  Section
5.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

    SECTION 5.14. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment except, so long as no Default has occurred and is continuing, (i) during any fiscal quarter prior to the second fiscal quarter of 1996, cash dividends in an aggregate amount that, together with cash dividends declared or made during the three fiscal quarters immediately preceding the quarter during which such cash dividend is declared or made, do not exceed the Restricted Payments Cap,
(ii) during any fiscal quarter after the first fiscal quarter of 1996 until the Rating Target Date, cash dividends on shares of common stock at a rate not in excess of $.08 per share per fiscal quarter (such rate to be adjusted from time to time to reflect any stock splits) and (iii) after the Rating Target Date, cash dividends in an aggregate amount in any fiscal year of the Borrower not exceeding the higher of the Restricted Payments Cap and an amount equal to 33 1/3% of Consolidated Net Income for the four fiscal quarters most recently ended minus the amount of any cash dividends declared or made during the three fiscal quarters immediately preceding the quarter during which such cash dividend is declared or made. Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

         SECTION 8.  Amendment to Capital Expenditure Limitations.  Section
5.16 of the Credit Agreement is hereby amended by changing the table found therein to read in its entirety as follows:

         Period                          Amount

    Effective Date through
    December 31, 1994                  155,000,000

    January 1, 1995 through
    December 31, 1995                  155,000,000

    January 1, 1996 through
    December 31, 1996                  140,000,000

    January 1, 1997 through
    December 31, 1997                  155,000,000

    January 1, 1998 through
    December 31, 1998                  160,000,000

    January 1, 1999 through
    December 31, 1999                  170,000,000

    January 1, 2000 through
    December 31, 2000                  180,000,000

         SECTION 9.  Amendment to Margin Levels.

         (a) Amendment to Definition of "Rating Level". Section 1.01 of the Credit Agreement is hereby amended by changing the definition of "Rating Level" to read in its entirety as follows:

              "Rating Level" means, with respect to the Borrower at any time, the category established as follows:

              (a) Rating Level I means that a rating of the Borrower's senior unsecured long-term debt of BBB+ or higher by S&P or Baa1 or higher by Moody's is currently in effect;

              (b) Rating Level II means that a rating of the Borrower's senior unsecured long-term debt of BBB by S&P or Baa2 by Moody's is currently in effect;

              (c) Rating Level III means that a rating of the Borrower's senior unsecured long-term debt of BBB- by S&P or Baa3 by Moody's is currently in effect;

              (d) Rating Level IV means that a rating of the Borrower's senior unsecured long-term debt of BB+ by S&P or Ba1 by Moody's is currently in effect;

              (e) Rating Level V means that a rating of the Borrower's senior unsecured long-term debt of BB by S&P or Ba2 by Moody's is currently in effect;

              (f) Rating Level VI means that a rating of the Borrower's senior unsecured long-term debt of BB- by S&P or Ba3 by Moody's is currently in effect; and

              (g) Rating Level VII means that (1) a rating of the Borrower's senior unsecured long-term debt below BB- by S&P or below Ba3 by Moody's is currently in effect or (2), subject to the provisions of Section 1.03, neither S&P nor Moody's has any rating of such debt currently in effect.

              If on any day the conditions for two Rating Levels are met (each such Rating Level, a "Split Rating" and together, the "Split Ratings"), then the applicable Rating Level for such day shall be the Split Rating with the lower number (i.e., based on the higher rating); provided that (i) if the numbers of the Split Ratings are two or three numbers apart, the applicable Rating Level shall be the Rating Level one number lower than the Split Rating with the higher number, (ii) if the numbers of the Split Ratings are four or five numbers apart, the applicable Rating Level shall be the Rating Level two numbers below the Split Rating with the higher number, and (iii) if the numbers of the Split Ratings are six numbers apart, Rating Level IV shall be deemed to exist.

         (b) Amendment to Base Rate Margin. The table set out in Section 2.05(a) is hereby amended to read in its entirety as follows:

Rating Level       Base Rate Margin    Additional Margin

 I, II, III        0%                  0.1250%
    IV             0%                  0.1875%
    V              0%                  0.2500%
    VI             0.1250%             0.3750%
    VII            0.625%              0.3750%

          (c) Amendment to CD Margin. The table set out in Section 2.05(b) is hereby amended to read in its entirety as follows:

Rating Level               CD Margin      Additional Margin

      I                     0.3750%            0.1250%

      II                    0.4500%            0.1250%

      III                   0.5750%            0.1250%

      IV                    0.8125%            0.1875%

      V                     1.1250%            0.2500%

      VI                    1.2500%            0.3750%

      VII                   1.7500%            0.3750%

          (d)  Amendment to Euro-Dollar Margin.  The table set out in
Section 2.05(c) is amended to read in its entirety as follows:

                                  Euro-Dollar
Rating Level                 Margin       Additional Margin

      I                    0.2500%             0.1250%

      II                   0.3250%             0.1250%

      III                  0.4500%             0.1250%

      IV                   0.6875%             0.1875%

      V                    1.0000%             0.2500%

      VI                   1.1250%             0.3750%

      VII                  1.6250%             0.3750%

          (e)  Amendment to Commitment Fee Rate.  The table set out in
Section 2.07(a)(i) is hereby amended to read in its entirety as follows:

       Rating Level       Commitment Fee Rate

             I                  0.0000%

            II                  0.0250%

            III                 0.0625%

            IV                  0.0875%

       V, VI or VII             0.1250%

          (f)  Amendment to Facility Fee Rate.  The table set out in
Section 2.07(b) is hereby amended to read in its entirety as follows:

       Rating Level       Facility Fee Rate

        I, II or III           0.1250%

            IV                 0.1875%

            V                  0.2500%

         VI or VII             0.3750%

          (g) Amendment to Letter of Credit Fee Rate. The table set out in Section 2.07(c) is hereby amended to read in its entirety as follows:

       Rating Level       Letter of Credit Fee Rate

            I                      0.2500%

            II                     0.3250%

            III                    0.4500%

            IV                     0.6875%

            V                      1.0000%

            VI                     1.1250%

            VII                    1.6250%

            (h) For the sake of avoidance of doubt, the parties confirm that since the Credit Watch Period is no longer relevant, no Margins or Fee Rates have been specified for it.

       SECTION 10. Addition of Morgan Guaranty Trust Company of New York as Issuing Bank. Section 1.01 of the Credit Agreement is hereby amended by changing the definition of "Issuing Bank" to read in its entirety as follows:

         "Issuing Bank" means NationsBank of Texas, N.A., Societe
  Generale, Southwest Agency, or Morgan Guaranty Trust Company of New York, as issuer of a Letter of Credit.

       SECTION 11. Representations Correct; No Default. The Borrower represents and warrants that, except as expressly waived hereby, on and as of the date hereof (i) the representations and warranties contained in the Credit Agreement and each other Operative Agreement are true as though made on and as the date hereof and (ii) no Default has occurred and is continuing.

       SECTION 12.  Counterparts; Effectiveness; Etc.  (a)  This
Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       (b) This Amendment shall become effective as of the date hereof when the Managing Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Managing Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such
Bank). When the amendments contained in Section 9 become effective, interest on Fixed Rate Loans outstanding on the date of effectiveness shall accrue for each day during the applicable Interest Period on or after such date with a CD Margin or Euro-Dollar Margin giving effect to such amendments.

       (c) Promptly after this Amendment has become effective, the Borrower shall pay (i) to the Managing Agent for the account of each Bank in immediately available funds, an amendment fee in an amount equal to .25% of the sum (as at the opening of business on the date hereof) of (A) the Tranche A Commitment of such Bank and (B) the aggregate outstanding principal amount of the Tranche C Loans of such Bank, and (ii) to the Managing Agent for its own account in immediately available funds, an agent fee in the amount previously agreed to between the Borrower and the Managing Agent.

       (d) Except as expressly set forth herein, the waivers contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Operative Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

       SECTION 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                   FLEMING COMPANIES, INC.

                   By
                     Title:


                   BANKS

                   MORGAN GUARANTY TRUST COMPANY
                     OF NEW YORK

                   By
                      Title:


                   BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION

                   By
                      Title:


                   THE BANK OF NOVA SCOTIA

                   By
                      Title:


                   CANADIAN IMPERIAL BANK OF COMMERCE

                   By
                      Title:


                   CREDIT SUISSE

                   By
                      Title:

                   By
                      Title:


                   DEUTSCHE BANK AG NEW YORK BRANCH
                     AND/OR CAYMAN ISLANDS BRANCH

                   By
                      Title:


                   By
                      Title:


                   THE FUJI BANK, LIMITED

                   By
                      Title:


                   NATIONSBANK OF TEXAS, N.A.

                   By
                      Title:


                   SOCIETE GENERALE, SOUTHWEST AGENCY

                   By
                      Title:

                   THE SUMITOMO BANK LTD.
                     HOUSTON AGENCY

                   By
                      Title:


                   THE SUMITOMO BANK, LIMITED
                     NEW YORK BRANCH

                   By
                      Title:


                   TEXAS COMMERCE BANK
                     NATIONAL ASSOCIATION

                   By
                      Title:


                   THE TORONTO-DOMINION BANK

                   By
                      Title:


                   UNION BANK OF SWITZERLAND,
                     HOUSTON AGENCY

                   By
                      Title:

                   By
                      Title:


                   FIRST INTERSTATE BANK OF CALIFORNIA

                   By
                      Title:

                   By
                      Title:


                   WACHOVIA BANK OF GEORGIA,
                     NATIONAL ASSOCIATION

                   By
                      Title:


                   CREDIT LYONNAIS NEW YORK BRANCH

                   By
                      Title:


                   COOPERATIEVE CENTRALE
                     RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND",
                     NEW YORK BRANCH

                   By
                      Title:

                   By
                      Title:


                    THE SANWA BANK LIMITED,
                     DALLAS AGENCY

                   By
                      Title:


                   BANQUE NATIONALE DE PARIS

                   By
                      Title:


                   BOATMEN'S FIRST NATIONAL BANK
                     OF OKLAHOMA

                   By
                      Title:


                   CITIBANK N.A.

                   By
                      Title:


                   DAI-ICHI KANGYO BANK, LTD.
                     NEW YORK BRANCH

                   By
                      Title:


                   THE INDUSTRIAL BANK OF JAPAN
                     TRUST COMPANY

                   By
                      Title:


                   LTCB TRUST COMPANY

                   By
                      Title:


                   THE MITSUBISHI BANK, LIMITED
                     HOUSTON AGENCY

                   By
                      Title:


                   NATIONAL WESTMINSTER BANK Plc
                     NASSAU BRANCH

                   By
                      Title:


                   NATIONAL WESTMINSTER BANK Plc
                     NEW YORK BRANCH

                   By
                      Title:


                   UNITED STATES NATIONAL BANK
                     OF OREGON

                   By
                      Title:


                   BANK OF AMERICA ILLINOIS

                   By
                      Title:


                   PNC BANK, NATIONAL ASSOCIATION

                   By
                      Title:

                   BANK OF HAWAII

                   By
                      Title:


                   THE BANK OF TOKYO, LTD.,
                     DALLAS AGENCY

                   By
                      Title:


                   BANQUE PARIBAS

                   By
                      Title:

                   By
                      Title:


                   BANQUE FRANCAISE DU COMMERCE
                     EXTERIEUR

                   By
                      Title:

                   By
                      Title:


                   BAYERISCHE VEREINSBANK AG,
                     LOS ANGELES AGENCY

                   By
                      Title:

                   By
                      Title:


                   BHF-BANK AKTIENGESELLSCHAFT,
                     NEW YORK BRANCH

                   By
                      Title:

                   By
                      Title:


                   DG BANK
                     DEUTSCHE GENOSSENSCHAFTSBANK

                   By
                      Title:

                   By
                      Title:


                   FIRST HAWAIIAN BANK

                   By
                      Title:


                   FIRST UNION NATIONAL BANK
                     OF NORTH CAROLINA

                    By
                      Title:


                   LIBERTY BANK AND TRUST COMPANY
                     OF OKLAHOMA CITY, N.A.

                   By
                      Title:


                   MANUFACTURERS AND TRADERS
                     TRUST COMPANY

                   By
                      Title:


                   THE MITSUBISHI TRUST AND BANKING
                     CORPORATION

                   By
                      Title:


                   THE MITSUI TRUST AND BANKING
                     COMPANY, LIMITED

                   By
                      Title:

                   NORWEST BANK MINNESOTA,
                     NATIONAL ASSOCIATION

                   By
                      Title:


                   WESTDEUTSCHE LANDESBANK
                     GIROZENTRALE, New York Branch

                   By
                      Title:

                   By
                      Title:


                   WESTDEUTSCHE LANDESBANK
                     GIROZENTRALE, Cayman Islands
                     Branch

                   By
                      Title:

                   By
                      Title:


                   THE YASUDA TRUST AND BANKING
                     COMPANY, LTD.

                   By
                      Title:


                   THE FIRST NATIONAL BANK OF CHICAGO

                   By
                      Title:


                   BANK HAPOALIM B.M.,
                     LOS ANGELES BRANCH

                   By
                      Title:

                   By
                      Title:


                   THE CHASE MANHATTAN BANK, N.A.

                   By
                      Title:


                   KREDIETBANK N.V.

                   By
                      Title:

                   By
                      Title:


                   MERCANTILE BANK OF ST. LOUIS
                     NATIONAL ASSOCIATION

                   By
                      Title:


                   THE SUMITOMO BANK OF CALIFORNIA

                   By
                      Title:


                   THE SUMITOMO TRUST & BANKING CO., LTD.
                     NEW YORK BRANCH

                   By
                      Title:


                   BANK OF IRELAND, CAYMAN ISLANDS BRANCH

                   By
                      Title: